Exhibit 99.1

Contact: Hassan Parsa Vice President, Business Development Centillium Communications, Inc. hparsa@centillium.com (510) 771-3624	Christina L. Carrabino CLC Communications, Inc. christina@clccommunication.com (415) 929-9307

CENTILLIUM COMMUNICATIONS ANNOUNCES FIRST QUARTER
2008 FINANCIAL RESULTS

FREMONT, Calif., May 12, 2008 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of highly innovative communications processing technology, today announced financial results for the first quarter ended March 31, 2008.

Net revenues for the first quarter of 2008 were $6.1 million, compared with $8.6 million during the fourth quarter of 2007 and $10.6 million during the first quarter of 2007.

The GAAP gross margin was 56.7 percent (56.7 percent, non-GAAP) for the first quarter of 2008, compared with 168 percent (64.4 percent, non-GAAP) for the fourth quarter of 2007 and 52.1 percent (52.2 percent, non-GAAP) for the first quarter of 2007. Further information about non-GAAP measures is provided below.

Net income was $0.5 million on a GAAP basis, or $0.01 per share, for the first quarter of 2008, compared with net income of $2.4 million, or $0.06 per share, for the fourth quarter of 2007 and a net loss of $5.9 million, or $0.14 per share, for the first quarter of 2007. The GAAP net income for the first quarter of 2008 included an $8.1 million benefit from the gain on sale of our DSL related assets and restructuring expense of $2.3 million. The GAAP results for all periods include charges for stock-based compensation due to the adoption of SFAS 123R, effective Jan. 1, 2006.

Non-GAAP results were a net loss of $5.0 million, or a net loss of $0.12 per share, for the first quarter of 2008, compared with a net loss of $4.2 million, or a net loss of $0.10 per share, for the fourth quarter of 2007 and a net loss of $5.3 million, or $0.13 per share, for the first quarter of 2007. The non-GAAP results for the first quarter excludes the effect of the $8.1 million gain on sale of our DSL related assets; restructuring expense of $2.3 million; and stock-based compensation of $277,000. The non-GAAP results for the fourth quarter of 2007 exclude the effect of the $8.9 million benefit from the reversal of accrued royalties; restructuring expense related to surplus space of $518,000; stock-based compensation of $336,000; and a $1.4 million impairment of assets charge related to the sale of our DSL related assets. The non-GAAP results for the first quarter of 2007 exclude stock-based compensation of $587,000.

Total cash, short-term investments and restricted cash were $41.7 million at March 31, 2008, compared with $36.8 million at Dec. 31, 2007. The restricted cash included in the $41.7 million was $1.8 million at March 31, 2008.

"During the first quarter, we took significant steps to restructure our business," said Faraj Aalaei, co-founder and CEO. "Our operating expense reduction measures will generate substantial savings beginning in the third quarter of 2008, and we are excited about the expected growth from our two businesses, Voice-over-Internet Protocol (VoIP) and Optical."

Conference Call Information

A conference call to review the first quarter 2008 financial results will follow this press release today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (210) 839-8948, passcode: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately one week. To access the replay, dial (203) 369-1682. The conference call will also be web cast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This web cast will be recorded and available for replay on the Centillium website from approximately two hours after the conclusion of the conference call until June 30, 2008.

Non-GAAP Financial Measures

In this earnings press release and during the earnings conference call and webcast as described above, Centillium has supplemented and will supplement its reported GAAP financials with non-GAAP measures. Non-GAAP gross margin, operating expenses, net loss and net loss per share, where applicable, exclude the effect of stock-based compensation and, with respect to the three months ended Dec. 31, 2008, restructuring expense and the gain on sale of our DSL related assets; and with respect to the three months ended Dec. 31, 2007, the effect of the reversal of accrued royalties, an impairment of assets charge related to the sale of our DSL related assets and restructuring expense. The company uses the non-GAAP information internally to evaluate its continuing operational performance and its cash requirements and to determine incentive compensation, and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results and the company's cash requirements and its ongoing performance in the ordinary course of its operations. However, non-GAAP measures are not stated in accordance with,should not be considered in isolation from and are not a substitute for GAAP measures, and our non-GAAP measures may be different from similarly titled non-GAAP measures reported by other companies. A reconciliation of GAAP to non-GAAP results is provided in the table immediately below the GAAP Consolidated Statements of Operations included in this earnings press release.

About Centillium Communications, Inc.

Centillium Communications, Inc. (NASDAQ: CTLM) delivers highly innovative communications processing technology for global systems vendors targeting service provider, enterprise and consumer markets. Centillium's high performance Systems-on-Chip (SoC) products power leading edge optical, Voice-over-Internet Protocol (VoIP), security and data systems requiring top quality, highly integrated, very low power processing solutions that help minimize the energy footprint of communications networks. With a long heritage of technology leadership and first-to-market product development, Centillium provides semiconductor solutions that keep customers and end users at the forefront of the communications evolution. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

This press release includes statements that are forward-looking statements within the meaning of U.S. federal securities laws. For example, this press release speaks to Centillium's focus and expected growth in its Optical (FTTP) and VoIP businesses, and potential increases in customer base and market share. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risk that Centillium's new focus on Optical and VoIP products will not be successful and that its growth expectations for those businesses will not be achieved; the risk that the anticipated expense savings and other anticipated benefits from Centillium's divestiture will be larger than currently anticipated; the possibility of business disruption resulting from the divestiture; as well as risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially Optical (FTTP) and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; Centillium's ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of Centillium's products; the timing of customer-industry qualification and certification of Centillium's products and the risks of non-qualification or non-certification; Centillium's ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in Centillium's product or customer mix; the satisfactory completion of the audits of Centillium's financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the effectiveness of Centillium's expense and product cost control and reduction efforts; and Centillium's ability to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel. Centillium undertakes no obligation to update forward-looking statements for any reason. Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other documents on file with the Securities and Exchange Commission.

Centillium Communications and the Centillium Logo are trademarks of Centillium Communications, Inc.
in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(In thousands, except per share data)
Net revenues	$6,143	$8,593	$10,552
Cost of revenues (a)	2,662	3,053	5,058
Reversal of accrued royalties	-	(8,887)	-
Gross profit	3,481	14,427	5,494
Operating expenses:
Research and development (a)	5,172	6,628	6,745
Selling, general and administrative (a)	3,878	3,825	4,991
Gain on sale of DSL related assets	(8,106)	-	-
Impairment of assets	-	1,413	-
Restructuring charges	2,274	518	-
Total operating expenses	3,218	12,384	11,736
Operating income (loss)	263	2,043	(6,242)
Interest income and other	350	456	677
Interest expense and other	56	6	(11)
Income (loss) before provision for income taxes	557	2,493	(5,554)
Provision for income taxes	50	97	334
Net income (loss)	$507	$2,396	$(5,888)

Basic net income (loss) per share	$0.01	$0.06	$(0.14)
Diluted net income (loss) per share	$0.01	$0.06	$(0.14)

Shares used to compute basic net income (loss) per share	41,720	41,633	41,149
Shares used to compute diluted net income (loss) per share	41,814	41,779	41,149

(a) Includes stock-based compensation as follows:
Cost of revenues	$5	$(4)	$10
Research and development	110	101	241
Selling, general and administrative	162	239	336
	$277	$336	$587

CENTILLIUM COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
	2008	2007
	(In thousands, except share
	and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$25,299	$32,596
Short-term investments	14,571	4,209
Accounts receivable - net of allowance for doubtful accounts of $17 at
March 31, 2008 and $22 at December 31, 2007	3,096	3,635
Inventories	1,221	2,802
Prepaid software tools	816	1,430
Other current assets	1,326	1,377
Net assets held for sale	-	706
Total current assets	46,329	46,755
Restricted cash	1,800	-
Property and equipment, net	1,062	1,193
Other assets	680	678
Total assets	$49,871	$48,626

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$1,300	$1,500
Accounts payable	4,708	4,765
Accrued compensation and related expenses	2,814	3,869
Accrued restructuring, current portion	1,876	475
Accrued liabilities and other	11,882	11,333
Total current liabilities	22,580	21,942
Accrued restructuring, long-term portion	779	891
Other long-term liabilities	810	938

Stockholders' equity:
Common stock; $0.001 par value:
Authorized shares: 100,000,000; Issued and outstanding shares: 41,706,661 at
March 31, 2008, 41,718,601 at December 31, 2007	42	42
Additional paid-in capital	254,820	254,537
Accumulated deficit	(229,220)	(229,727)
Accumulated other comprehensive loss	60	3
Total stockholders' equity	25,702	24,855
Total liabilities and stockholders' equity	$49,871	$48,626

CENTILLIUM COMMUNICATIONS, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(In thousands, except per share data)
GAAP gross margin	56.7%	167.9%	52.1%
Reversal of accrued royalties	-	-103.4%	-
Stock-based compensation	-	-0.1%	0.1%
Non-GAAP gross margin	56.7%	64.4%	52.2%

GAAP research and development expenses	$5,172	$6,628	$6,745
Stock-based compensation	110	101	241
Non-GAAP research and development expenses	$5,062	$6,527	$6,504

GAAP selling, general, and administrative expenses	$3,878	$3,825	$4,991
Stock-based compensation	162	239	336
Non-GAAP selling, general, and administrative expenses	$3,716	$3,586	$4,655

GAAP operating expenses	$3,218	$12,384	$11,736
Stock-based compensation	272	340	577
Gain on sale of DSL related assets	(8,106)	-	-
Restructuring charges	2,274	518	-
Impairment of assets	-	1,413	-
Non-GAAP operating expenses	$8,778	$10,113	$11,159

GAAP net income (loss)	$507	$2,396	$(5,888)
Stock-based compensation	277	336	587
Gain on sale of DSL related assets	(8,106)	-	-
Reversal of accrued royalties	-	(8,887)	-
Restructuring charges	2,274	518	-
Impairment of assets	-	1,413	-
Non-GAAP net income (loss)	$(5,048)	$(4,224)	$(5,301)

GAAP basic and diluted net income (loss) per share	$0.01	$0.06	$(0.14)
Stock-based compensation	0.01	0.01	0.01
Gain on sale of DSL related assets	(0.19)	-	-
Reversal of accrued royalties	-	(0.21)	-
Restructuring charges	0.05	0.01	-
Impairment of assets	-	0.03	-
Non-GAAP net income (loss)	$(0.12)	$(0.10)	$(0.13)